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                                                                    EXHIBIT 21

                                 SUBSIDIARIES OF
                            ELGIN TECHNOLOGIES, INC.




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
                                                                    JURISDICTION
NAME                                                              OF INCORPORATION
----                                                              ----------------
Logic Laboratories, Inc. ....................................         Delaware

Warren Power Systems, Inc. ..................................         Delaware

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